SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): August 2, 2010 (July 30, 2010)

CASCADE BANCORP
(Exact name of Registrant as specified in its charter)

Oregon	0-23322	93-1034484
(State or other jurisdiction of	(Commission File Number)	(I.R.S. Employer Identification No.)
incorporation or organization)

1100 NW Wall Street
Bend, Oregon 97701
(Address of principal executive offices)
(Zip Code)

(541) 385-6205
(Registrant’s telephone number, including area code)
Check the appropriate box below if the Form 8-K file is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 1.01       ENTRY INTO A MATERIAL DEFINITIVE AGREEMENT.

On August 2, 2010,  Cascade Bancorp (NASDAQ: CACB) (the “Company”) announced that, on July 30, 2010, it entered into an agreement with each of David F. Bolger ("Mr. Bolger") and an affiliate of Lightyear Fund II, L.P. ("Lightyear") amending the Securities Purchase Agreements between the Company and Mr. Bolger and the Company and Lightyear dated October 29, 2009, as amended February 16, 2010 and further amended June 1, 2010, June 30, 2010 and July 15, 2010 (the "Securities Purchase Agreements") to extend their conditional commitments to August 31, 2010.

Per the new agreement, the extended date by which conditions of closing must be satisfied is now August 31, 2010. The sales to Mr. Bolger and to Lightyear are conditioned upon the Company's simultaneous sale of shares of its common stock in additional private placements to other investors under separate written agreements such that the total net proceeds from the offerings is at least $150 million, in addition to the other closing conditions set forth in each of the Securities Purchase Agreements.

A copy of the press release relating to the amendments is attached hereto as Exhibit 99.1.

ITEM 8.01       OTHER EVENTS

The Company also announced it has filed a complaint against Cohen & Company Financial Management, LLC (“Cohen Financial”).  The claims arise from the failure of Cohen Financial to honor its obligations under an exchange agreement (“Agreement”) entered into between Cohen Financial and Cascade in October, 2009. According to terms of the Agreement Cohen Financial would transfer to Cascade the $66,500,000 of trust preferred securities it had caused to be issued by four Delaware statutory trusts in exchange for $13,300,000 in redeemable notes that would be paid at the closing of a capital raise. The complaint alleges breach of contract, breach of the covenant of good faith and fair dealing, and tortious interference with business relations, and requests the Court’s declaration that Cohen Financial is required to specifically perform the terms of the Agreement or, in the alternative, for its damages in an amount to be proven at trial, believed to be in excess of $227,200,000, and punitive damages in the sum of $200,000,000.

           A copy of the press release relating to the filing of the complaint is attached hereto as Exhibit 99.1

ITEM 9.01       FINANCIAL STATEMENTS AND EXHIBITS

(a)	Financial Statements of Business Acquired

Not applicable.

(b)	Pro Forma Financial Information

Not applicable.

(c)	Shell Company Transactions

Not applicable.

(d)	Exhibits

Exhibit 99.1 Press Release dated August 2, 2010.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, thereto duly authorized.

CASCADE BANCORP

By:	/s/ Patricia L. Moss
Patricia L. Moss
President & CEO

Date:   August 2, 2010